                                                                    EXHIBIT 10.7

                                  OFFICE LEASE

     THIS LEASE, made this 14th day of March, 2005, by and between WALTER B.
WORTHY and KAREN L. WORTHY, husband and wife, d/b/a W & K Investments, whose address is 1330 N. Washington, Suite 3700, Spokane, Washington, 99201
(hereinafter referred to as "Lessor"), and RPM REHABILITATION & ASSOCIATES, INC.
(hereinafter referred to as "Lessee").

     1. DESCRIPTION. Lessor, in consideration of the agreements contained in this Lease, does hereby lease to Lessee, space consisting of approximately 2,469 rentable square feet (see Exhibit "A") (hereinafter referred to as "Leased
Premises"), being Suite 206, situated on the 2nd floor of One Rock Pointe, the
Building, 1212 N. Washington Street, Spokane, WA 99201, the legal description of which is:

          BLOCK 4, STRATTON'S ADDITION TO THE CITY AND COUNTY OF SPOKANE, STATE
OF WASHINGTON.

     2. TERM. The term of this Lease shall be for a period of Thirty Six (36)
months, commencing on the 1st day of July, 2005, and ending on the 30th day of
June, 2008.

          Completion of Improvements. Lessor agrees to complete the improvements to the Leased Premises as office space, pursuant to the written agreement of the parties; provided, Lessee shall pay for such improvements as exceed the
"Building Standard" as in Exhibit "B". Lessor shall commence such construction not later than April 11, 2005 and shall make every reasonable effort to complete the improvements not later than May 27, 2005 provided that if the Lessee does not return a fully executed copy of this lease on or before March 31, 2005 the time to commence construction and the time to complete construction will be extended by a like number of business days. The Leased Premises shall be deemed complete as soon as the improvements are sufficiently complete that Lessee can utilize and occupy the Leased Premises in accordance with its intended use, or the date that Spokane County has issued its Certificate of Occupancy, whichever date shall first occur. In no event shall Lessor be liable for any damages arising from any delay in completing the improvements.

     3. RENT. Lessee covenants and agrees to pay Lessor rent each month in advance on the first business day of each calendar month in the sum of Three
Thousand Four Hundred Ninety Seven and 75/100 ($3,497.75). Rent for any part month, at the beginning or end of the term, including Saturdays, Sundays and
Holidays, shall be 1/30 of the monthly rent then in effect per day. Rent not paid by the tenth day of the month, unless the tenth day of the month is not a business day and then by the next following business day, is delinquent and the
Lessee, in such event, agrees to pay a late charge equal to 10% of the delinquent amount. Rent not paid by the last day of the month will thereafter bear interest at the rate of eighteen percent (18%) per annum. Unless otherwise agreed in writing the monthly rent will be increased by Three percent (3%) rent each year over the rent for the preceding year commencing with the thirteenth full month of the term. Lessee has paid

to Lessor, as prepaid rent, the sum of Three Thousand Four Hundred Ninety Seven and 75/100 ($3,497.75), receipt of which is hereby acknowledged. This amount will be applied first to any part month at the commencement of the term, and next to the first full month. Any remaining amount will be held by the Lessor without interest and will be applied to the last month of the term.

     4. USES. Lessee will use and occupy said Leased Premises for general office purposes and for no other purpose without the written consent of the Lessor. The occupancy standard is two hundred fifty (250) square feet per person. The Lessee will not allow the Leased Premises to be occupied by more than one person per
250 square feet of rentable space without the written permission of the Lessor.
Notwithstanding the foregoing the Lessee may have twelve (12) people working in their office.

     5. FLOOR PLAN. The floor plan and specifications for the Leased Premises are attached hereto and marked Exhibit "B" are hereby approved by both Lessor and Lessee.

     6. PARKING. Parking spaces at Rock Pointe Corporate Center are (a) marked as reserved, (b) marked as Visitors' Parking and (c) unmarked. Unmarked spaces are considered to be unassigned. For each 285 useable square feet leased, the
Lessee is entitled to the use of one unassigned parking space. The number of spaces to which a Lessee is entitled is rounded to the closest whole space. As examples, a lease of 1,000 square feet entitles the Lessee to 4 spaces and a lease of 2,000 square feet entitles a Lessee to 7 spaces. Notwithstanding the foregoing the Lessee may use up to ten (10) unassigned parking spaces. These spaces are solely for the use of Lessee, and Lessee's employees, managers, agents, servants, and independent contractors (Lessee Authorized Parkers).
Invitees or visitors who remain in the Building for one hour or less may park in
Visitors Parking. "Lessee Authorized Parkers" are not allowed to park in the
Visitors Parking or in reserved parking spaces. The Lessee agrees to fill out a vehicle list identifying the vehicles driven by Lessee Authorized Parkers so that Lessor can monitor the use of the all parking areas. It is the Lessee's responsibility to keep the Lessor informed as to additions to, and deletions from, that vehicle list. Vehicles parked without authorization, including the vehicles of Lessee Authorized Parkers which are not on the Vehicle List, or which are parked in reserved spaces or Visitors' Parking, and visitors' vehicles parked for over one hour in Visitors' Parking, are subject to being towed at the expense of the owner or user of the vehicle. If additional parking is needed, arrangements must be made with the Lessor at the Rock Pointe Leasing Office.
Night parking (7 P.M. to 6 A.M.) is not allowed without specific permission for specific vehicles. All vehicles are parked at the owner's risk.

     7. SMOKING RESTRICTIONS. This Building is designated as a "non-smoking
Building."

     8. RULES AND REGULATIONS. Lessee and its agents, employees, servants and invitees will at all times observe, perform and abide by the applicable terms of this Lease and by any additional reasonable rules promulgated by the Lessor that the Lessor deems to be appropriate for the health, safety and well being of all persons using the Building.

     9. CARE AND SURRENDER OF PREMISES. Lessee shall take good care of the
Leased Premises and shall promptly make all necessary repairs except those required herein to be made by Lessor. Lessee agrees to provide and use suitable plastic mats under all movable office chairs. At the expiration of this Lease,
Lessee, without notice, will immediately and peacefully quit and surrender the
Leased Premises in good order, condition and repair (damage resulting from normal and reasonable wear, the elements, fire or other insured peril excepted).

     10. REPLACING BROKEN GLASS. Lessee will reimburse Lessor for the cost of replacing any glass that may be broken in the Building through any act, fault or negligence of Lessee or any agent, employee, independent contractor or invitee of Lessee.

     11. ALTERATIONS. Lessee shall not make any alterations or improvements in, or additions to, said Leased Premises without first obtaining the written consent of Lessor. All such alterations, additions and improvements shall be at the sole cost and expense of Lessee, shall become the property of the Lessor and shall remain in, and be surrendered with, the Leased Premises as part thereof at the termination of this Lease.

     12. RESTRICTIONS ON USE. Lessee will not use, or permit any use of, said
Leased Premises in such a way as to increase the rate of insurance on the
Building or any part thereof, nor anything that may be dangerous to life or limb; nor in any manner deface or injure the Building or any part thereof; nor overload any floor or part thereof; nor permit any objectionable noise or odor to escape or to be emitted from the Leased Premises, or do anything or permit anything to be done upon the Leased Premises that would be unlawful or that would, in any way, create or tend to create a nuisance or to disturb any other lessee, tenant or occupant of any part of the Building. Lessee will comply with all health, fire and police regulations respecting the Building and the Leased
Premises. The Leased Premises shall not be used for lodging or sleeping, and no animals or birds will be allowed in the Building except for Seeing Eye dogs.

     13. WEIGHT RESTRICTIONS. Safes, furniture or bulky articles may be moved in or out of the Leased Premises only at such hours and in such manner as will least inconvenience other occupants of the Building, which hours and manner of moving shall be subject to the approval of the Lessor. No safe or other article of over one thousand (1,000) pounds shall be moved into the Leased Premises without the prior written consent of Lessor, and Lessor shall have the right to establish the location of any article of such weight in the Leased Premises.

     14. SIGN RESTRICTION. No sign, picture, advertisement or notice shall be displayed, inscribed, painted or affixed to any of the glass, wall or woodwork of the Building without the prior approval of Lessor. All window coverings are subject to the prior written approval of the Lessor.

     15. KEYS and LOCKS. No additional locks shall be placed upon any interior or exterior doors of the Leased Premises. 15 keys, of which duplicates are not allowed, to each door lock will be furnished by the Lessor. Please contact the leasing office for additional keys. At the termination of the Lease, Lessee shall surrender to the Lessor all keys to the Leased Premises.

     16. LESSORS' ACCESS. Lessor, their janitor, engineer and other agents will retain a key to the Leased Premises to enable them to have access to the Leased
Premises from time to time for the performance of the Lessors' obligations under this Lease, for the purpose of inspection and to deal with any emergency that may arise.

     17. TELEPHONE SERVICE. Lessee may add any telephonic or other electric connections but only in accordance with plans approved by the Lessor. Lessor will direct the electricians as to where and how the wires are to be introduced.
No boring or cutting for wires or installation thereof will be permitted except in accordance with plans approved in writing by the Lessor.

     18. SERVICES. Lessor shall maintain the common areas of the Building, such as lobbies, stairs, elevators, corridors and restrooms, and the grounds and landscaping in reasonably good order and condition all at the cost of the Lessor except for damage caused by the Lessee with respect to which the Lessee will reimburse the Lessor.

          Lessor shall furnish the Leased Premises with electricity for lighting and for the operation of low power usage office machines, heat, normal office air conditioning, and elevator services, during the ordinary business hours (6 am to 6 pm - Monday through Friday and 8 am to 2 pm - Saturday). Air conditioning units and electricity therefor for special air conditioning requirements, such as for computer centers, shall be charged to the Lessee.
Lessor shall provide lighting replacement (bulbs, tubes and ballasts) for Lessor furnished lighting, toilet room supplies, window washing with reasonable frequency, and janitor service for the Leased Premises five (5) times per week.

          Lessor shall not be liable to Lessee for any loss or damage caused by, or resulting from, any variation, interruption or any failure of any of said services. No temporary interruption or failure of such services incident to the making of repairs, alterations or improvements, or due to accident or strike or conditions or events not under Lessor's control shall be deemed an eviction of
Lessee or relieve Lessee from any of Lessee's obligations hereunder.

          In the event of any lack of attention on the part of Lessor or any dissatisfaction with the services set forth above or any unreasonable annoyance of any kind, Lessee should make a written complaint to the Lessor at the Rock
Pointe Leasing Office but shall not make any complaint to Lessor's other employees or agents. Lessee is requested to remember that Lessor is as anxious as Lessee that high grade service be maintained, and that the Building and the
Leased Premises be kept in such a state as to enable Lessee to transact business with the greatest possible ease and comfort. The rules and regulations are not made to unnecessarily restrict Lessee, but to enable Lessor to operate the
Building in the best interests of both parties. To this end, Lessor shall have the right to waive, from time to time, such part or parts of the rules and regulations as in the Lessor's judgment are appropriate for the proper maintenance and operation of the Building consistent with good service, and may, from time to time, make such further reasonable rules and regulations as in the
Lessor's judgment may be needed for the safety, care, cleanliness and maintenance of order in the Leased Premises and the Building. Any such changes by Lessor may be objected to in writing by Lessee within five (5) business days after notice to Lessee of the change. If no objection by Lessee is received by
Lessor at the Rockpointe Leasing Office within the five (5) day periods, Lessee is deemed to have agreed to the change. If an agreement cannot be reached between Lessee and Lessor, the matter Lessor may withdraw the change or submit the same to arbitration.

     19. SOLICITORS. Lessor will make a reasonable effort to keep solicitors out of the Building.

     20. ASSIGNMENT. Lessee will not assign this Lease, or any part thereof or any interest hereunder, nor shall this lease be assigned by operation of law.
Lessee will not sublet said Leased Premises or any part thereof and will not permit the use of the Leased Premises by anyone other than Lessee and the agents and employees of Lessee without first obtaining the written consent of Lessor.
In the event such written consent shall be given, no other or subsequent assignment or subletting shall be made without obtaining the further written consent of Lessor.

     21. REAL and PERSONAL PROPERTY TAXES. Lessor agrees to pay all real property taxes on the Building. Lessee shall pay all personal property taxes on
Lessee's personal property located in the Leased Premises.

     22. ADDITIONAL TAXES. Should there be enacted during the term of this
Lease, any law, statute or ordinance levying any tax upon rents or the income from real estate or rental property (other than federal or state income taxes),
Lessee shall, as additional rent, reimburse Lessor for the amount thereof that is based upon the rent paid under this Lease.

     23. UTILITIES and SERVICES. Lessor agrees to provide and pay for water, sewer, and refuse collection and such reasonable security as is customary in the
City of Spokane for Class A office space.

     24. CHANGE OF LEASED PREMISES. Intentionally omitted.

     25. RISK/INSURANCE. All personal property of any kind or description whatsoever in the Leased Premises shall be at the Lessee's sole risk. Lessor shall not be liable for any damage to, or loss of, any such personal property or injury or damage or loss suffered by any Lessee personnel or by the business or occupation of the Lessee arising out of any acts or neglect of other occupants or lessees in the Building, or of any other persons, or from bursting, overflowing or leaking of water or sewer pipes, or from the failure or malfunction of heating, plumbing or sprinkling fixtures, or from electric wires or equipment, or from gas, or odors, or caused by any person in any other manner whatsoever except in the case of willful neglect on the part of Lessor. Lessee shall keep in full force throughout the term of this Lease such casualty and business interruption insurance as a prudent tenant occupying and using the
Leased Premises would keep in force and commercial general liability insurance with limits of not less than one million dollars naming the Lessor as an additional named insured and shall provide the Lessor with a certificate or other proof that such insurance is in effect at all times during the term of this Lease.

     26. HOLD HARMLESS. Lessor shall not be liable for any damage, either to person or property, sustained by Lessee or others, caused by any defects now in said Leased Premises or hereafter occurring therein, or due to the Building in which the Leased Premises are situated, or any part or appurtenance thereof, becoming out of repair or caused by fire or by the bursting or leaking of water, gas, sewer, or from any act or neglect of co-tenants or other occupants or lessees of any part of the Building, or due to the happening of any accident from whatsoever cause in and about said Building.

          Lessee agrees to defend and hold Lessor and Lessor's agents harmless from any and all claims for damages to persons or property suffered or alleged to have been suffered in or about the Leased Premises by any person, firm or other entity.

     27. WAIVER OF SUBROGATION. Lessee and Lessor do each hereby release and relieve the other, and waive their entire claim of recovery for loss, damage, injury, and all liability of every kind and nature which may arise out of, or incident to, fire and or any other extended coverage perils, in, on, or about the Leased Premises except for claims based on gross negligence or willful misconduct.

     28. SUBORDINATION ESTOPPEL AND ATTORNMENT. This Lease and all interest and estate of Lessee hereunder is subject to, and is hereby subordinated to, all present and future mortgages and deeds of trust affecting the Leased Premises, the Building or the property on which the Building is located. Lessee agrees to execute, at no expense to the Lessor, any instrument which may be deemed necessary or desirable by the Lessor, or the holder of any such mortgage or deed of trust to further effect the subordination of this Lease to any such mortgage or deed of trust.

          In the event of a sale or assignment of Lessor's interest in the
Leased Premises, the Building or the land upon which it is situated, or in the event of any foreclosure proceedings that affect the Leased Premises or in the event of the exercise of the power of sale under any mortgage or deed of trust affecting the Leased Premises, Lessee shall attorn to the purchaser and recognize such purchaser as Lessor. Lessee agrees to execute, at no expense to
Lessor, any estoppel certificate(s) deemed necessary or desirable by Lessor or the present or future holder of any mortgage or deed of trust affecting the
Building to further effect the provisions of this Paragraph.

     29. CASUALTY. In the event the Leased Premises or the Building is destroyed or damaged by fire, earthquake or other casualty to the extent that they are untenantable in whole or in part, the Lessor may, at Lessor's option, proceed with reasonable diligence to rebuild and restore the said Leased Premises or such part thereof as may be injured as aforesaid, provided that within sixty
(60) days after such damage or destruction Lessor shall, in writing, notify
Lessee of Lessor's intention to do so, and during the period of such rebuilding and restoration the rent shall be abated in the same ratio as that portion of the said Leased Premises rendered for the time being unfit for occupancy shall bear to the whole of the Leased Premises. In the alternative, Lessor may make available to Lessee comparable space in Rock Pointe Corporate Center, which, if acceptable to Lessee, shall become the Leased Premises.

          If Lessor shall fail to timely notify Lessee, as aforesaid, then this
Lease shall, at the expiration of the time for the giving of notice, be deemed terminated with neither party having any further liability or obligation to the other. If Lessee reasonably determines that, in order to preserve Lessee's business, it must relocate before the rebuilding and restoration could be accomplished, Lessee may terminate this lease by notice to Lessor with neither party having any further liability to the other.

     30. INSOLVENCY. If Lessee becomes insolvent, or makes an assignment for the benefit of creditors, or a receiver is appointed for the business or property of
Lessee, or a petition is filed in a court of competent jurisdiction to have
Lessee adjudged bankrupt, the Lessor may, at Lessor's option, and subject to applicable provisions of the Bankruptcy Code, terminate this Lease. Said termination shall reserve unto Lessor all of the rights and remedies available under Paragraph 31 "Default" hereof, and Lessor may accept rents from such assignee or receiver without waiving or forfeiting said right of termination. As an alternative to exercising Lessor's right to terminate this Lease, Lessor may require Lessee to provide adequate assurances, including the posting of a bond, of Lessee's ability to perform its obligations under this Lease.

     31. DEFAULT. If Lessee is in default in the payment of rent and said default is not cured within ten days after notice, or if this Lease is terminated in accordance with any other provision hereof, or if Lessee shall default in the performance any of the covenants or conditions of this Lease other than the covenant for the payment of rent, and if such default is not cured within twenty-one days after notice, then, and in any of such events,
Lessor may, at Lessor's option, with or without terminating this Lease, enter into and repossess said Leased Premises and expel the Lessee and all those claiming under Lessee, by any lawful means. The lessee shall not be relieved of its obligations to pay rent as required herein. In the event this Lease is terminated pursuant to this Paragraph, or if Lessor enters the Leased Premises without terminating this Lease and Lessor relets all or a portion of the Leased
Premises, Lessee shall be liable to Lessor for all of the costs of reletting, including without limitation, brokerage commissions and any necessary or appropriate renovation and alteration of the Leased Premises. Lessee shall also be liable, for the remainder of the term of this Lease, for any deficiency between the net amounts received following reletting and the gross amounts due from Lessee, and Lessor may enforce collection thereof from time to time or as a lump sum discounting the loss reasonably to be anticipated to present value at six per cent per annum.

     32. BINDING EFFECT. The provisions of this Lease shall extend to and shall bind and inure to the benefit, of not only Lessor and Lessee, but also of their respective heirs, legal representatives, successors and assigns, but this does not constitute a consent to assignment by the Lessee which is subject to
Paragraph 20 of this Lease. The terms "Lessor," "Lessors" and "Lessee" as used throughout this Lease include all entities, masculine, feminine, neuter, singular and plural. Typewritten or handwritten changes, riders or supplemental provisions, if any, included in, or attached or added hereto, constitute a part of this Lease and in the event of conflict control over printed provisions. No waiver by either party of a breach by the other party of any covenant or condition of this Lease shall be construed to be a waiver of any subsequent breach of the same or any other covenant or condition.

     33. HOLDING OVER. If Lessee holds possession of the Leased Premises after the expiration of the term of this Lease, Lessee shall be deemed to be a month-to-month tenant upon the same terms and conditions as contained herein, except that during such holdover tenancy Lessee agrees to pay rent to the Lessor at the rate of one hundred fifty percent (150%) of the rental for the last month of the lease. Either the Lessee or the Lessor has, in the event of such holding over, all of the rights as provided by law with respect to month to month tenancies.

     34. ATTORNEY FEES. In the event suit is brought for the recovery of rent, or for the breach of any other conditions or covenants of this lease the prevailing party shall be entitled to recover costs and reasonable attorney fees from the non-prevailing party.

     35. NO REPRESENTATIONS. The Lessor has made no representations or promises except as contained herein. No change shall be effective unless the same is in writing and signed by the party sought to be bound.

     36. QUIET ENJOYMENT. So long as Lessee pays the rent and performs the covenants contained in this Lease, Lessee shall have and enjoy the Leased
Premises peaceably and quietly.

     37. RECORDATION. This Lease shall not be recorded without the prior written consent of both the Lessor and the Lessee. However, at the request of either party, both parties shall execute a memorandum or "short form" of this Lease for the purpose of recordation in a form customarily used

for such purposes. Said memorandum or short form of this Lease shall describe the parties, the Leased Premises and the Lease term.

     38. GOVERNING LAW and VENUE. This Lease shall be governed by, construed and enforced in accordance with, the laws of the State of Washington and the jurisdiction and venue for any legal action with respect to this Lease shall be in Spokane, Washington.

     39. ARBITRATION. In the event that a dispute should arise under this lease, as a condition precedent to suit, the dispute shall be submitted to arbitration in the following manner: The party seeking arbitration shall submit to the other party a statement of the issue(s) to be arbitrated and shall designate such party's nominated arbitrator. The responding party shall respond with any additional or counter statement of the issue(s), to be arbitrated and shall designate the responding party's arbitrator, all within fourteen (14) days after receipt of the initial notice. The two arbitrators thus nominated shall proceed promptly to select a third arbitrator. The arbitrators shall, as promptly as the circumstances allow and within a time established by a majority vote of the arbitrators, conduct a hearing on the issues submitted to them, and shall render their decision in writing. Any decision as to procedure or substance made by a majority of the arbitration panel shall be binding. A decision by a majority of the arbitrators on any issue submitted shall be the decision of the arbitration panel as to that issue. The arbitrators have authority to award costs and attorney fees to either party in accordance with the merits and good faith of the positions asserted by the parties. In lieu of appointing three arbitrators in the manner set forth above, the parties may, by agreement, designate a single arbitrator. Except as provided herein the arbitration proceedings shall be conducted in accordance with the rules of the American Arbitration Association and the statutes of the State of Washington pertaining to binding arbitration.

     40. SAVING CLAUSE. In the event that any part of this Lease shall be held to be unenforceable or invalid, the rest of this Lease shall nevertheless remain in full force and effect.

     41. PARAGRAPH HEADINGS. Paragraph headings are for convenience only and do not alter or limit the terms of this lease.

     42. NOTICES. Any notice by either party to the other must, to effective, be in writing and, if to the Lessor, either hand delivered or mailed by registered or certified mail, return receipt requested, to the Lessor at its address set forth herein; and if to the Lessee either hand delivered or mailed by registered or certified mail, return receipt requested, to the Lessee at the Lessee's address set forth below. If mailed, the notice will be deemed to have been given on the date receipted for or on the third day after mailing unless the third day is not a business day and then on the next following business day, which ever is earlier.

     43. RENEWAL OPTION. So long as Lessee is not in default under the terms of the Lease, Lessee shall have the right to extend the lease for one period of
Thirty Six (36) months at a rate to be negotiated. Lessee shall be required to give written notice delivered to Lessor one hundred twenty (120) days prior to the Lease expiration.

     44. BROKER. The parties acknowledge that the real estate broker representing the Lessee for this transaction is Rick Bertholf of Web Properties,
Inc. and that the Lessor shall pay a real estate commission of three percent
(3%) for this transaction as agreed upon between Lessor and Broker.

     IN WITNESS WHEREOF, the parties hereof have executed this Lease the day and year first above written.

WALTER B. and KAREN L. WORTHY           RPM REHABILITATION & ASSOCIATES, INC.
d/b/a W & K INVESTMENTS

By: /s/ Walter B. Worthy                By: /s/ Stephen Renz
    ---------------------------------       ------------------------------------
    WALTER B. WORTHY                        Stephen Renz, President
                                            "Lessee"

By: /s/ Karen L. Worthy
    ---------------------------------
    KAREN L. WORTHY
    "Lessor"

Notices shall be sent to LESSOR at:     Notices shall be sent to LESSEE at:
1330 N. Washington Street, Suite 3700   American Claims Evaluation, Inc.
Spokane, WA 99201                       One Jericho Plaza
                                        Jericho, NY 11753